                                                                    EXHIBIT 10.2


                               FIRST AMENDMENT TO
                  THE MEN'S WEARHOUSE, INC. 401(k) SAVINGS PLAN

         THIS AGREEMENT, by The Men's Wearhouse, Inc. (the "Sponsor"),

                                   WITNESSETH:

         WHEREAS, the Sponsor maintains The Men's Wearhouse, Inc. 401(k) Savings Plan (the "Plan") and its related trust (the "Trust");

         WHEREAS, the Sponsor retained the right to amend the Plan from time to time; and

         WHEREAS, the Sponsor amended and restated the Plan effective as of January 1, 2002; and

         WHEREAS, the Board of Directors of the Sponsor previously approved resolutions authorizing any amendments to the Plan as may be required by the Internal Revenue Service in order to make the Plan and Trust effective and to obtain a favorable determination letter that the Plan is a qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the Trust is exempt from federal income taxes under section 501(a) of the Code; and

         NOW, THEREFORE, effective January 1, 1998, the Sponsor agrees that the Plan is hereby amended as follows:

                  Sections 1.04, 1.22, 1.24, 5.04, 12.08, A.l.12, A.3.2, and
         A.3.3 are hereby completely amended and restated to provide as set forth in the substitute pages attached hereto which shall be inserted into the Plan in place of the above-described original sections. In addition, a new Section 12.11 is hereby added immediately following
         Section 12.10 of the Plan to provide as set forth in the substitute pages attached hereto which shall be inserted into the Plan.

         IN WITNESS WHEREOF, the Sponsor has executed this Agreement this 16 day of July 2002.

                                                THE MEN'S WEARHOUSE, INC.


                                                By: /s/ [ILLEGIBLE]
                                                    ---------------------------

                                                Title: Vice President
                                                       ------------------------
modified by substituting the phrase "more than 50 percent" in place of the phrase "at least 80 percent" each place the latter phrase appears in section 1563(a)(1) of the Code.

         1.04 "ANNUAL COMPENSATION" means the Employee's wages from the Affiliated Employers as defined in section 3401(a) of the Code for purposes of federal income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) modified by including elective contributions under a cafeteria plan described in section 125 of the Code, elective contributions to any plan qualified under section 401(k), 408(k), or 403(b) of the Code, and, effective January 1, 1998, elective contributions under a plan described in section 132(f) of the Code. Except for purposes of Section A.4.1 of Appendix A of the Plan, Annual Compensation in excess of $200,000.00 (as adjusted by the Secretary of Treasury for increases in the cost of living) shall be disregarded. If the Plan Year is ever less than twelve months, the $200,000.00 limitation (as adjusted by the Secretary of Treasury for increases in the cost of living) will be prorated by multiplying the limitation by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is 12.

         1.05 "ANNUITY STARTING DATE" means the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit payable in the form of a lump sum, the date on which the Trustee disburses the lump sum.

         1.06 "BENEFICIARY" OR "BENEFICIARIES" means the person or persons, or the trust or trusts created for the benefit of a natural person or persons or the Member's or former Member's estate, designated by the Member or former Member to receive the benefits payable under the Plan upon his death.

         1.07 "BOARD" means the board of directors of the Sponsor.

         1.08 "CATCH-UP ELIGIBLE MEMBER" means a Member who is age 50 or older or who is projected to attain the age of 50 by December 31 of the applicable Plan Year.

         1.09 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         1.10 "COMMITTEE" means the committee appointed by the Sponsor to administer the Plan.

         1.11 "CONSIDERED COMPENSATION" means as to each Employee, that Employee's Annual Compensation modified by excluding the following items (even if includable in gross income): bonuses, awards, tax gross-up payments, reimbursements or other expense allowances (such as the payment of moving expenses or automobile mileage reimbursements), cash and noncash fringe benefits (such as the use of an automobile owned by the Employer and club memberships), deferred compensation (such as stock options and pay for accrued vacation upon Separation From Service), compensation under a plan meeting the requirements of
Section 423 of the Code, welfare benefits (such as severance pay). Considered Compensation in excess of $200,000.00 (as adjusted by the Secretary of Treasury for increases in the cost of living) shall be disregarded. If the Plan Year is ever less than twelve months, the $200,000.00 limitation (as adjusted by the Secretary of Treasury for increases in the cost of living) will be prorated by substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code; (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) unless the Eligible Retirement Plan to which the distribution is transferred (1) agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is not includable in gross income or (2) is an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract); and (d) a distribution from any of the Member's Accounts due to a financial hardship of the Member.

         1.17 "EMPLOYEE" means, except as otherwise specified in this Section, all common law employees of an Affiliated Employer and all Leased Employees.

         1.18 "EMPLOYER" OR "EMPLOYERS" means the Sponsor, K&G Men's Center, Inc., a Delaware corporation, K&G Men's Company Inc., a Delaware corporation, TMW Purchasing LLC, a Delaware limited liability company, TMW Marketing Company, Inc., a California corporation, The Men's Wearhouse of Texas LP, a Delaware limited partnership, TMW Merchants LLC, a Delaware limited liability company, The Men's Wearhouse of Michigan, Inc., a Delaware corporation, and TMW Finance LP, a Delaware limited partnership, and any other business organization that adopts the Plan.

         1.19 "ENTRY DATE" means the first day of any month.

         1.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         1.21 "FIVE PERCENT OWNER" means an Employee who is a five percent owner as defined in section 416(i) of the Code.

         1.22 "HIGHLY COMPENSATED EMPLOYEE" means, effective January 1, 1997, an Employee of an Affiliated Employer who, during the Plan Year or the preceding Plan Year (a) was at any time a Five Percent Owner at any time during the Plan Year or the preceding Plan Year or (b) had Annual Compensation from the Affiliated Employers in excess of $80,000.00 (as adjusted from time to time by the Secretary of the Treasury) for the preceding Plan Year.

         1.23 "HOUR OF SERVICE" means each hour that an Employee is paid or entitled to payment by an Affiliated Employer for the performance of duties.

         1.24 "LEASED EMPLOYEE" means, effective January 1, 1997, any person who
(a) is not a common law employee of an Affiliated Employer, (b) pursuant to an agreement between an Affiliated Employer and any other person, has performed services for an Affiliated Employer (or for an Affiliated Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and (c) performs the services under primary direction and control of the recipient.


                                      I-4
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                                    ARTICLE V

                                    BENEFITS

         5.01 RETIREMENT BENEFIT. Upon his Separation From Service, a Member or former Member is entitled to receive 100 percent of all of his Account balances.

         5.02 DEATH BENEFIT. If a Member or former Member dies, the death benefit payable to his Beneficiary shall be 100 percent of the remaining amount of his Account balances (reduced by any security interest held by the Plan by reason of a loan outstanding to the Member).

         5.03 DISTRIBUTION METHODS AVAILABLE. The only distribution method available under the Plan is a lump sum payment.

         5.04 LUMP SUM PAYMENT OF SMALL AMOUNTS UPON SEPARATION FROM SERVICE. Notwithstanding any other provision of the Plan other than Section 5.09 and the provisions of the following paragraph of this Section, effective August 1, 2000, each Member or former Member (a) who does not die before the Annuity Starting Date and (b) whose Account balances at the time of a distribution to him on account of his Separation From Service are, in the aggregate, less than or equal to $5,000.00 ($3,500 prior to January 1, 1998), shall be paid in the form of a single sum payment. Subject to Section 5.09, effective August 1, 2000, if a Member or former Member dies before he has received any payment from the Plan, and the total of his Account balances at the time of the distribution is less than or equal to $5,000.00 ($3,500 prior to January 1, 1998), his Beneficiary shall be paid in the form of a lump sum payment. For this purpose, for distributions prior to October 18, 2000, if the aggregate value of a Member's or former Member's Account balances determined at the time of any prior payment to him exceeded $5,000.00 ($3,500 prior to January 1, 1998), then the benefit to be distributed at any subsequent time shall be deemed to exceed that amount. If a Distributee who is subject to this Section 5.07 does not furnish instructions in accordance with Plan procedures to directly roll over his Plan benefit within 45 days after he has been given direct rollover forms, he will be deemed to have elected a lump sum cash distribution of his entire Plan benefit.

         Effective January 1, 2002, notwithstanding any other provision of the Plan other than Section 5.06, if a Member's Account balance at the time of his Separation from service is (a) less than or equal to $5,000.00 but greater than $200, his Account balance shall be paid to him (or, in the event he has died, to his Beneficiary) as soon as administratively practicable in the form of a single sum payment in shares of Sponsor Stock with respect to amounts invested in Sponsor Stock, cash and/or as a Direct Rollover or (b) less than or equal to $200, his Account balance shall be paid to him (or, in the event he has died, to his Beneficiary) as soon as administratively practicable in the form of a single sum cash payment. If a Distributee who is subject to this Section 5.04 does not furnish instructions in accordance with Plan procedures to directly roll over his Plan benefit within 45 days after he has been given direct rollover forms, he will be deemed to have elected a lump sum distribution of his entire Plan benefit.

         5.05 FORM OF PAYMENT. All payments from the Plan shall be made in the form of cash; provided however that a Member, former Member or Beneficiary may elect to receive amounts invested in Sponsor Stock in an in-kind distribution of Sponsor Stock.

is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

         12.05 FORFEITURE BY LOST MEMBERS OR BENEFICIARIES. If a person who is entitled to a distribution cannot be located during a reasonable search after the Trustee has initially attempted making payment, that person's Account shall be forfeited. Such amount shall be used to reduce the Employer's contribution under the Plan. However, if at any time prior to the termination of the Plan and the complete distribution of the Trust assets, the former Member or Beneficiary files a claim with the Committee for the forfeited benefit, that benefit shall be reinstated (without adjustment for trust income or losses during the forfeited period) effective as of the date of the receipt of the claim. As soon as appropriate following the Employer's Contribution of the reinstated amount, it shall be paid to the former Member or Beneficiary in a single sum.

         12.06 GENDER OF WORDS USED. If the context requires it, words of one gender when used in the Plan shall include the other gender, and words used in the singular or plural shall include the other.

         12.07 SEVERABILITY. Each provision of this Agreement may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

         12.08 REEMPLOYED VETERANS. Effective December 12, 1994, the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 will be complied with in the operation of the Plan in the manner permitted under section 414(u) of the Code. Notwithstanding any other provision of the Plan, Contributions and Eligibility Service with respect to a person who has engaged in qualified military service will be provided in accordance with section 414(u) of the Code.

         12.09 LIMITATIONS ON LEGAL ACTIONS. No person may bring an action pertaining to the Plan or the Trust until he has exhausted his administrative claims and appeal remedies identified in Section 5.13. Further, no person may bring an action pertaining to a claim for benefits under the Plan or the Trust following 120 days after the Committee's final denial of his claim for benefits.

         12.10 GOVERNING LAW. The provisions of the Plan shall be construed, administered, and governed under the laws of the United States unless the specific matter in question is governed by state law in which event the laws of the State of Texas shall apply.

         12.11 FAMILY AGGREGATION RULES. Effective for Plan Years beginning after December 31, 1996, the family aggregation rules required by section 414(q)(6) of the Code have been deleted from the Plan. This Section is subject to the plan amendment rules of section 1.401(a)(4)-5(a) of the Regulations. Effective for Plan Years beginning after December 31, 1996, the Plan is amended to delete the provision of family aggregation as described in section 401(a)(17)(A) of the Code which requires a Member, the spouse of such Member and any lineal descendants who have not attained age 19 before the close of the Plan Year to be treated as a single participant for purposes of applying the limitation on compensation for a Plan Year.


                                     XII-2
amount of those contributions permitted under the limitations set out in the first sentence of Section A.2.4.

         A.1.8 "EXCESS AMOUNT" shall mean the excess of the Annual Additions credited to the Member's Account for the Limitation Year over the Maximum Permissible Amount.

         A.1.9 "EXCESS DEFERRAL" means the aggregate amount of a Member's Salary Deferral Contributions and other elective deferral contributions described in Section A.2.2 in excess of the limitation specified in Section A.2.2, or the aggregate amount of the Member's Salary Deferral Contributions that the Member timely notifies the Committee under Section A.2.2 exceeds the limitation in section 402(g) of the Code.

         A.1.10 "EXCESS 401(k) CONTRIBUTIONS" means, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(k) Contributions actually paid to the Trustee on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those contributions permitted under the limitations set out in the first sentence of Section A.2.3.

         A.1.11 "LIMITATION YEAR" shall mean the Plan Year. All qualified plans maintained by any Affiliated Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

         A.1.12 "MAXIMUM PERMISSIBLE AMOUNT" shall mean, effective January 1, 1995, the lesser of (a) $30,000 as adjusted by the Secretary of Treasury for increases in the cost of living or (b) 25 percent of the Member's Annual Compensation for the Limitation Year. Effective January 1, 2002, "Maximum Permissible Amount" shall mean the lesser of (a) $40,000 as adjusted by the Secretary of Treasury for increases in the cost of living or (b) 100 percent of the Member's Annual Compensation for the Limitation Year. The Annual Compensation limitation referred to in each clause (b) of the immediately preceding sentences shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition under section 415(l)(1) or section 419A(d)(2) of the Code. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount shall not exceed the dollar limitation in effect under section 415(c)(l)(A) of the Code multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is 12. Effective January 1, 2000, the combined limit described in section 415(e) of the Code is deleted.

         A.1.13 "PRECEDING PLAN YEAR" means the Plan Year immediately preceding the Current Plan Year.

         A.1.14 "SECTION 401(k) CONTRIBUTIONS" means the sum of Salary Deferral Contributions made on behalf of the Member during the Plan Year, and QNECs that the Employer elects to have treated as section 401(k) Contributions pursuant to section 401(k)(3)(d)(ii) of the Code.

         A.1.15 "SECTION 401(m) CONTRIBUTIONS" shall mean the sum of Employer Matching Contributions made on behalf of the Member during the Plan Year and other amounts that the purposes of the test set forth in this Section only if they are allocated to the Employee's Account as of a date within the Plan Year being tested within the meaning of Regulation section 1.401(k)-1(b)(4).

         Failure to correct Excess Aggregate 401(m) Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan to fail to be qualified for the Plan Year for which the Excess Aggregate 401(m) Contributions were made and for all subsequent years during which they remain in the Trust. Also, the Employer will be liable for a ten percent excise tax on the amount of Excess Aggregate 401(m) Contributions unless they are corrected within 2 1/2 months after the close of the Plan Year for which they were made.

           PART A.3 CORRECTION PROCEDURES FOR ERRONEOUS CONTRIBUTIONS

         A.3.1 EXCESS DEFERRAL FAIL SAFE PROVISION. As soon as practical after the close of each Plan Year, the Committee shall determine if there would be any Excess Deferrals. If there would be an Excess Deferral by a Member, the Excess Deferral as adjusted by any earnings or losses, will be distributed from the Plan to the Member no later than April 15 following the Member's taxable year in which the Excess Deferral was made. The income allocable to the Excess Deferrals for the taxable year of the Member shall be determined by multiplying the income for the taxable year of the Member allocable to Salary Deferral Contributions by a fraction. The numerator of the fraction is the amount of the Excess Deferrals made on behalf of the Member for the taxable year. The denominator of the fraction is the Member's total Salary Deferral Account balance as of the beginning of the taxable year plus the Member's Salary Deferral Contributions for the taxable year.

         A.3.2 ACTUAL DEFERRAL PERCENTAGE FAIL SAFE PROVISION. As soon as practicable after the close of each Plan Year, the Committee shall determine whether the Actual Deferral Percentage for the Highly Compensated Employees would exceed the limitation set forth in Section A.2.3. If the limitation would be exceeded for a Plan Year, before the close of the following Plan Year (a) the amount of Excess 401(k) Contributions for that Plan Year (and any income allocable to those contributions as calculated in the specific manner required by Section A.3.5) shall be distributed.

         The amount of Excess 401(k) Contributions to be distributed shall be determined in the following manner:

         First, the Committee will determine the aggregate amount of the Excess 401(k) Contributions as follows. The Committee will determine how much the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio would have to be reduced to satisfy the Actual Deferral Percentage Test or cause such Actual Deferred Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferred Ratio. If a lesser reduction would enable the Plan to satisfy the Actual Deferral Percentage Test, only the lesser reduction may be made. Second, this process is repeated until the Actual Deferral Percentage Test is satisfied. The amount of Excess 401(k) Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee's Annual Compensation.

         Then, the total amount of Excess 401(k) Contributions shall be distributed on the basis of the respective amounts attributable to each Highly Compensated Employee. The Highly Compensated Employees subject to the actual distribution are determined using the "dollar leveling method." The Salary Deferral Contributions of The Highly Compensated Employee with the greatest dollar amount of Salary Deferral Contributions and other contributions treated as Section 401(k) Contributions for the Plan Year are reduced by the amount required to cause that Highly Compensated Employee's Salary Deferral Contributions to equal the dollar amount of the Salary Deferral Contributions and other contributions treated as Section 401(k) Contributions for the Plan Year of the Highly Compensated Employee with the next highest dollar amount. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser deduction, when added to the total dollar amount already distributed under this Section A.3.2 would equal the total Excess 401(k) Contributions, the lesser reduction shall be distributed. This process shall be continued until the amount of the Excess 401(k) Contributions have been distributed.

         Any distributions of the Excess 401(k) Contributions for any Plan Year are to be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each Highly Compensated Employee. The amount of Excess 401(k) Contributions to be distributed for any Plan Year must be reduced by any excess Salary Deferral Contributions previously distributed for the taxable year ending in the same Plan Year. Any Employer Matching Contribution associated with an Excess 401(k) Contribution that has been distributed to a Highly Compensated Employee under this Section shall be forfeited. Forfeitures of Employer Matching Contributions under this Section shall be allocated to Members who are Non-Highly Compensated Employees as if such Contributions were additional Employer Matching Contributions for the Plan Year.

         A.3.3 CONTRIBUTION PERCENTAGE FAIL SAFE PROVISION. If the limitation set forth in Section A.2.3 would be exceeded for any Plan Year any one or more of the following corrective actions shall be taken before the close of the following Plan Year as determined by the Committee in its sole discretion the amount of the Excess Aggregate 401(m) Contributions for that Plan Year (and any income allocable to those Contributions as calculated in the manner set forth in Section A.3.5) shall be either distributed, or forfeited to the extent they are not vested. Forfeitures of Excess Aggregate 401(m) Contributions shall be allocated to Members who are Non-Highly Compensated Employees as if such Contributions were additional Employer Matching Contributions for the Plan Year.

         The amount of Excess Aggregate 401(m) Contributions to be distributed shall be determined in the following manner:

         First, the Committee will determine the aggregate amount of Excess Aggregate 401(k) Contributions as follows. The Committee will determine how much the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio would have to be reduced to satisfy the Actual Contribution Percentage Test or cause such Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio. If a lesser reduction would enable the Plan to satisfy the Actual Contribution Percentage Test, only this lesser reduction may be made. Second, this process is repeated until the Actual Contribution Percentage Test is satisfied. The amount of Excess Aggregate 401(m) Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee's Annual Compensation.

         Then, the total amount of Excess Aggregate 401(m) Contributions shall be distributed on the basis of the respective amounts attributable to each Highly Compensated Employee. The Highly Compensated Employees subject to the actual distribution are determined using the "dollar leveling method." The Matching Contributions of the Highly Compensated Employee with the greatest dollar amount of Matching Contributions and other contributions treated as
Section 401(m) Contributions for the Plan Year are reduced by the amount required to cause that Highly Compensated Employee's Matching Contributions and other contributions treated as Section 401(m) Contributions for the Plan Year to equal the dollar amount of Matching Contributions and other contributions treated as Section 401(m) Contributions for the Plan Year of the Highly Compensated Employee with the next highest dollar amount. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this Section A.3.3., would equal the total Excess Aggregate 401(n) Contributions, the lesser reduction amount shall be distributed. This process shall be continued until the amount of the Excess Aggregate 401(m) Contributions has been distributed.

         The corrective actions taken under this Section A.3.3 must satisfy the requirements of section 401(a)(4) of the Code. After correction, each level of Employer Matching Contributions must be currently and effectively available to a group of employees that satisfies the minimum coverage requirements of section 410(b) of the Code. A method under which employee contributions are distributed to highly compensated employees to the extent necessary to meet the requirements of section 401(m)(2) while matching contributions attributable to such employee contributions remain allocated to the employee's account will not meet the requirement of section 401(a)(4). Accordingly, any amount of Employer Matching Contributions, whether vested or not, shall be forfeited to the Plan if it has been determined that such Contributions must be distributed under the dollar leveling method described above and that the distribution of such Contributions would cause the corrective actions taken under this Section A.3.3 to not meet the requirements of section 401(a)(4). The forfeitures of Employer Matching Contributions in accordance with the preceding sentence shall be allocated to Members who are Non-Highly Compensated Employees as if such Contributions were additional Employer Matching Contributions for the Plan Year.

         A.3.4 ALTERNATIVE LIMITATION FAIL SAFE. As soon as practicable after the close of each Plan Year, the Committee shall determine whether the alternative limitation would be exceeded. If the limitation would be exceeded for any Plan Year, before the close of the following Plan Year the Actual Deferral Percentage or Contribution Percentage of the eligible Highly Compensated Employees, or a combination of both, shall be reduced by distributions made in the manner described in the Regulations. These distributions shall be in addition to and not in lieu of distributions required for Excess 401(k) Contributions and Excess Aggregate 401(m) Contributions.

         A.3.5 INCOME ALLOCABLE TO EXCESS 401(k) CONTRIBUTIONS AND EXCESS AGGREGATE 401(m) CONTRIBUTIONS. The income allocable to Excess 401(k) Contributions for the Plan Year